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                                                                    EXHIBIT 10.6

                                     WAIVER

                                February 28, 2003

To the Parties on the
Attached Exhibit A

          Re:  AmeriCredit MTN Receivables Trust

          Reference is made to that certain Security Agreement dated as of December 18, 2000, (the "Security Agreement") among the AmeriCredit MTN Receivables Trust, as Debtor (the "Debtor"), AmeriCredit Financial Services, Inc., individually and as servicer (the "Servicer"), AmeriCredit MTN Corp., individually, and The Chase Manhattan Bank, as Collateral Agent and as Securities Intermediary (the "Collateral Agent) and the Servicing and Custodian Agreement (the "Servicing and Custodian Agreement") dated as of December 18, 2000, by and among the Servicer, the Debtor and the Collateral Agent. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Security Agreement or the Servicing and Custodian Agreement, as the case may be.

          Section 6.1(r) of the Security Agreement provides that a Termination and Amortization Event shall occur if the Cumulative Net Loss Ratio exceeds the amount specified for the related Determination Date in Exhibit M to the Security Agreement. MBIA Insurance Corporation ("MBIA") is aware that for the Determination Date occurring in March 2003, the Cumulative Net Loss Ratio exceeds the amount specified in Exhibit M to the Security Agreement, therefore a Termination and Amortization Event pursuant to Section 6.1(r) of the Security Agreement has occurred (the "March Termination and Amortization Event"). Section 4.1(e) of the Servicing and Custodian Agreement provides that a Servicer Termination Event shall occur upon the occurrence of a Termination and Amortization Event listed in Section 6.1 of the Security Agreement. As a result of the March Termination and Amortization Event, a Servicer Termination Event has occurred for March 2003 (the "March Servicer Termination Agreement").
Section 5.01 (c) and (h) of the Insurance Agreement provide that an Event of Default under the Insurance Agreement shall occur upon the occurrence of a Termination and Amortization Event or a Servicer Termination Event. As a result of the March Termination and Amortization Event and the March Servicer Termination Agreement, an Event of Default under the Insurance Agreement has occurred for March 2003 (the "March Insurance Agreement Event of Default").

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          Pursuant to Section 6.2 of the Security Agreement, Section 4.5 of the
Servicing and Custodian Agreement, and Section 5.03 of the Insurance Agreement, you are hereby notified that MBIA waives the March Termination and Amortization Event, the March Servicer Termination Event and the March Insurance Agreement Event of Default for all purposes under the Transaction Documents.

          Notwithstanding the foregoing or anything to the contrary herein, in the Security Agreement, the Servicing and Custodian Agreement or the Transaction Documents or in any other document in connection therewith, MBIA intends this waiver to be limited to the event described herein and shall not constitute, and shall not be construed to be, a waiver of any future Termination and Amortization Event, Servicer Termination Event, the Event of Default under the Insurance Agreement or any other event. This waiver is wholly without prejudice to, and, other than as specifically set forth herein, shall not constitute a waiver in any respect of, the rights of MBIA in respect of its rights under the Transaction Documents and shall not in any way alter or affect the rights, duties or obligations of MBIA under the Transaction Documents.

                                                MBIA INSURANCE CORPORATION

                                                By /s/ Rosemary Kelley
                                                   -----------------------------

Signature Page to February 28, 2003
Waiver (MTN)

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                                    EXHIBIT A

AmeriCredit Financial Services Inc.
801 Cherry Street
Suite 3900
Fort Worth, Texas 76102
Telecopy: (817) 302-7942

AmeriCredit MTN Corp.
801 Cherry Street
Suite 4000
Fort Worth, Texas 76102
Attention: Treasury Department
Telecopy: (817) 302-7082

AmeriCredit MTN Receivables Trust
C/o Deutsche Bank Trust Company Delaware, formerly known as Bankers Trust (Delaware)
E.A. Delle Donne Corporate Center
Montgomery Building
1011 Centre Road, Suite 200
Wilmington, DE 19805
Telecopy: (302) 636-3222

JPMorgan Chase Bank, formerly
known as The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, NY 10001
Attention: AmeriCredit MTN Receivables Trust
Telecopy: (212) 946-8302

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